STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES
RELATING TO EXCHANGE ACT FILINGS

I, Douglas A. Habig, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Kimball International, Inc., and, except as corrected or supplemented in a subsequent covered report:

  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Company's audit committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

Annual Report on Form 10-K of Kimball International, Inc. for the fiscal year ended June 30, 2002.

  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Kimball International, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

any amendments to any of the foregoing.

/s/ Douglas A. Habig	Subscribed and sworn to
before me this 11th day of
Douglas A. Habig	September 2002.
Chief Executive Officer
(Principal Executive Officer)	/s/ Ramona A. Wagner
September 11, 2002
Notary Public

My Commission Expires:
November 20, 2007

Exhibit 99.1